Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (Nos. 333-211878; 333-71974; 333-58474; 333-82529; and 333-44321) and Form S‑8 (Nos. 333-124690; 333-56117; 333-52536; 333-64168; 333-45629; and 333-168415) of Raytheon Company of our report dated June 14, 2017 relating to the financial statements and supplemental schedule of Raytheon Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 14, 2017